UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2008

R.H. DONNELLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-07155 (Commission File Number)	13-2740040 (IRS Employer Identification No.)

1001 Winstead Drive, Cary NC (Address of principal executive offices)		27513 (Zip Code)

Registrant’s telephone number,
including area code:
(919) 297-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 29, 2008, R.H. Donnelley issued a press release announcing that R. Barry Sauder had been appointed Vice President, Corporate Controller and Chief Accounting Officer of R.H. Donnelley Corporation. The press release is attached hereto as Exhibit 99.1.

Mr. Sauder will not assume the role of Principal Accounting Officer until immediately following the filing with the Securities and Exchange Commission of the Annual Report on Form 10-K for the year ended December 31, 2007 for each the Company and its reporting subsidiaries, expected to be complete by March 14, 2008. Until that time, Ms. Karen E. Palczuk remains the Interim Principal Accounting Officer.

Prior to joining the Company, Mr. Sauder, age 48, served as Vice President of Finance, Corporate Controller and Chief Accounting Officer at InfraSource Services, Inc. a specialty contractor servicing electric, natural gas and telecommunications infrastructure, from April 2004 to October 2007. Prior to that, Mr. Sauder was Vice President of Finance and Principal Accounting Officer at GSI Commerce, Inc., a provider of e-commerce solutions, from January 2001 to April 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.H. DONNELLEY CORPORATION

/s/ Robert J. Bush
Robert J. Bush Senior Vice President and General Counsel

Date: January 29, 2008